Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Chief Executive Officer and Chief Financial Officer of Truist Financial Corporation (the "Company"), do hereby certify that:
1.    The Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2021 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 1, 2021

/s/ William H. Rogers Jr.
William H. Rogers Jr.
President and Chief Executive Officer

/s/ Daryl N. Bible
Daryl N. Bible
Senior Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Truist Financial Corporation and will be retained by Truist Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.